As filed with the Securities and Exchange Commission on September 2, 2016

Registration No. 333-213035

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OVERSEAS SHIPHOLDING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	13-2637623 (I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor

New York, New York 10016

(212) 953-4100

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

James D. Small III, Esq. Senior Vice President, Secretary and General Counsel 600 Third Avenue, 39th Floor, New York, New York 10016 (212) 953-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Copies of all communications, including communications sent to agent for service)
Jeffrey D. Karpf, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	John T. Gaffney, Esq. J. Alan Bannister, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A Common Stock, par value $0.01 per share	29,983,409	$12.48	$374,192,944.32	$37,681.23
Class A Warrants to purchase Class A Common Stock	17,719,598	$—	$—	$—	(4)
Class A Common Stock, par value $0.01 per share, issuable upon exercise of Class A Warrants	3,366,727	$12.48	$42,016,752.96	4,231.09
Total				$41,912.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock that become issuable as a result of stock dividends, stock splits and similar transactions effected without receipt of consideration that result in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the reported high and low prices of the Class A Common Stock on the New York Stock Exchange on August 2, 2016.
(3)	Previously paid.
(4)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required to be paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This preliminary prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2016

PROSPECTUS

Overseas Shipholding Group, Inc.

33,350,136 Shares of Class A Common Stock

17,719,598 Class A Warrants, Each to Purchase 0.190 Shares of Class A Common Stock

This prospectus relates to the resale from time to time by the selling securityholders identified in this prospectus of up to (i) 33,350,136 shares of our Class A Common Stock, par value $0.01 per share, and (ii) 17,719,598 Class A Warrants, each to purchase 0.190 shares of our Class A Common Stock (subject to adjustment as described herein). The Class A Warrants have a per share exercise price of $0.01 and expire on August 5, 2039.

We are not offering any securities for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the securities covered hereby.

The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, or otherwise. If the securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. See “Plan of Distribution” for additional information.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “OSG.” The last reported sale price of our Class A Common Stock on the New York Stock Exchange on September 1, 2016 was $10.19 per share.

We will pay the expenses related to the registration of the shares of the securities covered by this prospectus. The selling securityholders will pay any underwriting discounts or commissions or agents’ commissions and selling expenses they may incur.

Investing in our Class A Common Stock and Class A Warrants involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 4 of this prospectus, in the documents we file with the Securities and Exchange Commission and as set forth in any applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

This prospectus only provides you with a general description of the securities that may be offered. Each time the selling securityholders sell securities using this shelf registration, we may provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before deciding to invest in any of the securities being offered.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. Any summaries of such agreement or documents set forth in this prospectus or any accompanying prospectus supplement are qualified in their entirety by reference to such agreement or document as filed with the SEC.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. Any information we incorporate by reference in accordance with SEC rules into this prospectus or any accompanying prospectus supplement shall be deemed to be a part of this prospectus from the respective dates of filing of that information.

IF YOU ARE IN A JURISDICTION WHERE OFFERS TO SELL, OR SOLICITATIONS OF OFFERS TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT EXTEND TO YOU.

In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms “the Company,” “OSG,” “we,” “our” and “us” to refer to Overseas Shipholding Group, Inc., a Delaware corporation, and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it may not contain all the information that may be important to you in, or that you should consider before making a decision as to whether or not to invest in our securities, and is qualified in its entirety by the more detailed information included in and incorporated by reference into this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference,” before making an investment decision. For a more complete description of our business, see the “Business” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and see our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, each of which is incorporated by reference herein.

A glossary of shipping terms that should be used as a reference when reading this prospectus and the documents incorporated by reference herein can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Our Company

We are a leading provider of ocean transportation services for crude oil and refined petroleum products, and the only major tanker company operating in both the U.S. Flag and International Flag markets. We own or operate a fleet of 79 double-hulled vessels, including 55 vessels that operate in the International Flag market and 24 vessels that operate in the U.S. Flag market. We serve a diverse group of customers, including major independent and state-owned oil companies, oil traders and refinery operators, and have a reputation in the industry for excellent service. We have a long history of operations in the markets that we serve, initiated in 1948 by our predecessor company, and were first listed on the New York Stock Exchange in 1970.

We operate our vessels in two strategic business units: we serve the U.S. Flag market through our subsidiary OSG Bulk Ships, Inc. (“OBS”) and the International Flag market through our subsidiary OSG International, Inc. (“OIN”):

•	U.S. Flag. Through OBS, we are currently the largest operator of Jones Act vessels in our market by both number of vessels and deadweight tons (“dwt”), have a strong presence in all U.S. coastal regions and are the only operator of Jones Act shuttle tankers. Our 24-vessel U.S. Flag fleet includes tankers and articulated tug barges (“ATBs”), of which 22 operate under the Jones Act and two operate internationally in the U.S. Maritime Security Program (the “MSP”). The Jones Act requires all vessels transporting cargo between U.S. ports to be built in the United States, registered under the U.S. Flag, manned by U.S. crews, and owned and operated by U.S.-organized companies that are controlled, and at least 75% owned, by U.S. Citizens (as defined under the Jones Act), conditions that limit direct foreign competition. Revenues from our U.S. Flag fleet, derived predominantly from medium-term time charters, were $227 million in the first six months of 2016 and $449 million in 2015, or 50% and 49%, respectively, of our consolidated time charter equivalent (“TCE”) revenues.

•	International Flag. Our 55-vessel International Flag fleet includes ULCC, VLCC, Aframax and Panamax crude tankers and LR1, LR2 and MR product carriers, as well as the vessels operated by our international joint ventures (the “JVs”). Revenues from our International Flag fleet, derived predominantly through spot market voyage charters, were $226 million in the first six months of 2016 and $476 million in 2015, or 50% and 51%, respectively, of our consolidated TCE revenues. Through the JVs, we have ownership interests in two businesses — two floating storage and offloading vessels (“FSOs”) and four liquefied natural gas (“LNG”) carriers (collectively, our “JV Vessels”).

We believe our unique position in both the U.S. Flag and International Flag markets enables us to pursue an overall chartering strategy that seeks an optimal blend of medium-term time charters and spot rate exposure. In addition, we seek to actively manage the composition of our U.S. Flag and International Flag fleets through acquisitions and dispositions while maintaining an appropriate scale and age profile, with a focus on acquiring high-quality secondhand vessels and existing newbuild contracts.

On July 15, 2016, the Company filed a registration statement on Form 10 with the SEC in connection with the potential spin-off of its International Flag subsidiary — OSG International, Inc., a Marshall Islands corporation (“OIN”). The proposed spin-off transaction, which is subject to approval by the Company’s Board of Directors as well as other conditions, would separate OSG and OIN into two distinct businesses with separate management and, eventually, ownership. We believe this transaction should better enable both companies to capitalize on opportunities for growth. OSG would continue to focus on its U.S. Flag fleet and Jones Act operations. OIN would emerge as an independent, publicly-owned company and prioritize investment spending as it believes appropriate, without having to compete for capital or senior management resources with other OSG businesses. This transaction would provide holders of OSG common stock with separate and distinct ownership interests in both OSG and OIN, each with management teams focused on the unique needs and opportunities of their respective businesses. The proposed spin-off transaction would be in the form of a pro rata dividend to holders of OSG common stock and warrants. The dividend would represent all of the common stock of OIN owned by OSG. OSG currently owns 100% of the issued and outstanding shares of the common stock of OIN.

Company Information

Our executive offices are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and our telephone number is (212) 953-4100. Our Internet website address is www.osg.com. Information on, or accessible through, our website is not incorporated into, nor should it be considered part of, this prospectus or any applicable prospectus supplement, except as and solely to the extent otherwise provided herein or therein. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

Issuer	Overseas Shipholding Group, Inc.

Class A Common Stock offered by the selling securityholders	33,350,136 shares of Class A Common Stock.

Class A Warrants offered by the selling securityholders

17,719,598 Class A Warrants, each to purchase 0.190 shares of Class A Common Stock (subject to adjustment pursuant to the terms thereof). The Class A Warrants have a per share exercise price of $0.01 and expire on August 5, 2039.

Class A Common Stock to be issued and outstanding after this offering

87,467,618 shares of Class A Common Stock. The number of shares of Class A Common Stock shown to be outstanding after the offering is based on the number of shares of Class A Common Stock outstanding as of September 1, 2016, assuming the full exercise of 91,087,657 Class A Warrants to purchase 17,306,655 shares of Class A Common Stock without withholding pursuant to the cashless exercise procedures. This number does not include shares of Class A Common Stock, if any, issuable upon exercise of other outstanding warrants or options granted or available under our equity incentive and compensation plans.

Use of proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the securities. See “Use of Proceeds.”

Risk factors	You should read the section entitled “Risk Factors” beginning on page 4, the risk factors incorporated by reference in this prospectus, and any risk factors set forth in any applicable prospectus supplement or incorporated by reference therein, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described below, in the documents incorporated by reference into this prospectus, including in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in any applicable prospectus supplement before making an investment decision. If any of the risks described below or in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described below are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. The additional risks and uncertainties that are described in the documents incorporated by reference herein may also materially affect our business, financial condition, results of operations and prospects. See “Incorporation of Certain Documents by Reference.”

Risks Related to the Class A Common Stock and Class A Warrants

The market price of our securities may fluctuate significantly following the offering and you could lose all or part of your investment as a result.

The market price of our securities may fluctuate substantially. The price of our Class A Common Stock and Class A Warrants that will prevail in the open market following this offering may be higher or lower than the price you pay for such securities. You may not be able to resell your Class A Common Stock or Class A Warrants at or above the price you paid for such securities due to a number of factors, some of which are beyond our control. These risks include those described or referred to in this “Risk Factors” section, under “Cautionary Note Regarding Forward-Looking Statements” and in other documents incorporated herein by reference, as well as, among other things:

•	fluctuations in our results of operations;

•	activities of and results of operations of our competitors;

•	changes in our relationships with our customers or our vendors;

•	changes in business or regulatory conditions;

•	any announcements by us or our competitors of significant acquisitions, strategic alliances or joint ventures;

•	additions or departures of key personnel;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint ventures or capital commitments;

•	investors’ general perception of us;

•	failure to meet market expectations;

•	future sales of our securities by us, directors, executives and significant stockholders;

•	changes in domestic and international economic and political conditions;

•	changes in accounting principles;

•	announcements by third parties or governmental entities of significant claims or proceedings against us;

•	a default under the agreements governing our indebtedness; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

Any of the foregoing factors could also cause the price of our Class A Common Stock and Class A Warrants to fall and may expose us to securities class action litigation. Any securities class action litigation could result in substantial costs and the diversion of management’s attention and resources. Furthermore, the stock market has recently experienced volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our securities, regardless of our actual operating performance.

Our Class A Common Stock and Class A Warrants are thinly traded, and your ability to sell such Class A Common Stock or Class A Warrants will be limited.

We cannot assure you as to the liquidity of any market that may develop for the Class A Common Stock and Class A Warrants, your ability to sell your Class A Common Stock and Class A Warrants or the price at which you would be able to sell such securities. Future trading prices of the Class A Common Stock and Class A Warrants will depend on many factors, including, among other things, our operating results and the market for similar securities. The effect an offering of our Class A Common Stock or Class A Warrants by one or more selling securityholder from time to time will have on the volume or trading price of these securities is uncertain. You may not be able to sell acquired securities at the price equal to or greater than the offering price.

Prior to this offering, there has not been an active trading market for our Class A Warrants. Our Class A Warrants are currently traded as “restricted securities” in the over-the-counter market and in privately negotiated transactions among individual holders pursuant to exemptions from the Securities Act. Although our Class A Common Stock is listed on the New York Stock Exchange, our common stock has experienced low trading volume. Limited trading volume may subject our common stock to greater price volatility and may make it difficult for investors to sell shares at a price that is attractive to them

Our common stock is subject to restrictions on foreign ownership, which could have a negative impact on the transferability of our common stock, its liquidity and market value, and on a change of control of OSG.

Certain of our U.S. Flag operations are conducted in the U.S. coastwise trade and are governed by the U.S. federal law commonly known as the “Jones Act”. The Jones Act restricts waterborne transportation of goods and passengers between points in the United States to vessels owned and controlled by “U.S. Citizens” as defined thereunder (as so defined, “U.S. Citizens”). We could lose the privilege of owning and operating vessels in the Jones Act trade if non-U.S. Citizens were to own or control, in the aggregate, more than 25% of the equity interests in the Company. Such loss would have a material adverse effect on our results of operations.

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws authorize our Board of Directors to establish with respect to any class or series of our capital stock certain rules, policies and procedures, including procedures with respect to transfer of shares, to assist in monitoring and maintaining compliance with the Jones Act ownership restrictions. In order to provide a reasonable margin for compliance with the Jones Act, our Board of Directors has determined that until further action by it, at least 77% (the “Minimum Percentage”) of the outstanding shares of each class of our capital stock must be owned by U.S. Citizens. Moreover, our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that any purported transfer of equity interests in us that caused the percentage of outstanding shares of a class of our capital stock to fall below the Minimum Percentage will be ineffective to transfer the equity interests or any voting, dividend or other rights associated with such interests.

The percentage of U.S. Citizen ownership of our outstanding common stock fluctuates based on daily trading, and at times in the past has declined to the Minimum Percentage. At and during such time that the Minimum Percentage is reached with respect to outstanding shares of a class of our stock, we are unable, among other things, to issue any further shares of such class of common stock to non-U.S. Citizens or to approve transfers of such class of common stock to non-U.S. Citizens. The existence and enforcement of these ownership restrictions could have an adverse impact on the liquidity or market value of our equity securities. Under certain circumstances, the ownership restrictions could discourage, delay or prevent a change of control of OSG.

Our outstanding warrants are not subject to the above ownership restrictions, but the warrants include provisions limiting the right of non-U.S. Citizens to exercise warrants if the shares of common stock that would be issued upon exercise would cause the percentage of our outstanding common stock held by U.S. Citizens to decline below the Minimum Percentage.

Holders of our Class A Warrants will have no rights as a stockholder of the Company until such holders exercise their warrants and acquires shares of Class A Common Stock.

Until a holder of Class A Warrants acquires shares of Class A Common Stock upon exercise of its Class A Warrants, such holder will have no rights with respect to the Class A Common Stock underlying such warrants. Any such exercising holder will be entitled to exercise the rights of a shareholder only as to matters of which the record date occurs after the exercise date. The Class A Warrants do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, and represent solely the right to acquire shares of Class A Common Stock.

Future sales of our common stock or warrants, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock or warrants, including the sale by the selling securityholders of our Class A Common Stock and Class A Warrants from time to time, or the perception that these sales could occur, could adversely affect the price of our common stock or warrants and impair our ability to raise capital through the sale of equity securities.

The Company has a limited history of paying cash dividends on its securities.

The Company has not paid any regular cash dividends since the third quarter of 2011. On February 29, 2016, the Board of Directors declared a cash dividend of $0.08 per share of common stock, which was paid on March 25, 2016. The declaration and timing of future cash dividends, if any, will be at the discretion of the Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions, restrictions imposed by applicable law or the SEC and such other factors as our Board of Directors may deem relevant.

We are a holding company and depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or pay dividends.

Overseas Shipholding Group, Inc. is a holding company and its subsidiaries conduct all of its operations and own all of its operating assets. It has no significant assets other than the equity interests in its subsidiaries. As a result, its ability to satisfy its financial obligations or pay dividends depends on its subsidiaries and their ability to distribute funds to it. In addition, the terms of our financing agreements restrict the ability of our subsidiaries to distribute funds to Overseas Shipholding Group, Inc.

Some provisions of Delaware law and our governing documents could discourage a takeover that stockholders may consider favorable, or otherwise influence our ability to consummate a change of control.

Delaware law and provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws could have the effect of delaying, deferring or preventing a change of control of us. In addition, these provisions could make it more difficult to bring about a change in the composition of our board of directors. For example, our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws:

•	give the sole ability to then-current members of our board of directors to fill a vacancy on the board of directors;

•	require the affirmative vote of two-thirds or more of the combined voting power of the outstanding shares of our capital stock in order to amend or repeal certain provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws; and

•	establish advance notice requirements for nomination for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These and other provisions of our organizational documents and Delaware law may have the effect of delaying, deferring or preventing changes of control or changes in management, even if such transactions or changes would have significant benefits for our stockholders. See “Description of Capital Stock.” As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

Separately, we have elected to opt out of Section 203 (“Section 203”) of the Delaware General Corporation Law (the “DGCL”), which restricts certain business combinations between a Delaware corporation and an “interested stockholder.” Accordingly, we will be able to enter into such transactions with our principal stockholders without complying with the requirements of Section 203. The election to opt out of Section 203 could deprive certain stockholders of an opportunity to receive a premium for their common stock as part of a sale of OSG, particularly if we enter into a transaction with an “interested stockholder.”

We may issue preferred shares in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock and warrants, which could depress the price of our securities.

Our Amended and Restated Certificate of Incorporation authorizes us to issue one or more series of preferred shares. Our Board of Directors will have the authority to determine the preferences, limitations and relative rights of such preferred shares and to fix the number of shares, up to the current authorized share capital amount, constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with voting, liquidation, dividend and other rights superior to the rights of shares of our common stock. The potential issuance of preferred shares may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially and adversely affect the market price of our common stock and warrants and the voting and other rights of the holders of shares of our common stock.

If securities or industry analysts issue an adverse or misleading opinion regarding us or do not publish or cease publishing research or reports about us, our business, our market or our competitors, or if they change their recommendations regarding our Class A Common Stock adversely, the price and trading volume of our common stock and warrants could decline.

The trading market for our Class A Common Stock and Class A Warrants will be influenced, to some extent, by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not control these analysts or the content and opinions included in their reports. If any of the analysts who cover us change their recommendation regarding our Class A Common Stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who covers us were to cease coverage of us or fail to publish reports on us regularly, or if analysts elect not to provide research coverage of our Class A Common Stock, we could lose visibility in the financial markets, which in turn could cause the price and/or trading volume of our Class A Common Stock and Class A Warrants to decline.

Risks Related to the Company’s Proposed Spin-Off

The Company’s proposed plan to separate into two independent publicly-traded companies is subject to various risks and uncertainties and may not be completed in accordance with the expected plans, or at all, and will involve significant time and expense, which could disrupt or adversely affect the Company’s business.

On July 15, 2016, the Company filed a registration statement on Form 10 with the SEC in connection with the potential spin-off of OIN. The proposed spin-off transaction, which is subject to approval by the Company’s Board of Directors as well as other conditions, would separate OSG and OIN into two distinct businesses with separate management and, eventually, ownership. Unanticipated developments, including, among others, the possibility that any third-party consents required in connection with the separation will not be received, material adverse changes in the domestic or international oil shipping industry conditions and changes in global economic and financial market conditions generally, could delay or prevent the completion of the proposed separation, or cause the proposed separation to occur on terms or conditions that are different or less favorable than expected.

The Company expects that the process of completing the proposed separation will be time-consuming and involve significant costs and expenses, which may be significantly higher than what it currently anticipates and may not yield a benefit if the separation is not completed. Executing the proposed separation will require significant time and attention from the Company’s senior management and employees, which could disrupt the Company’s ongoing business and adversely affect the financial results and results of operations. The Company may also experience increased difficulties in attracting, retaining and motivating employees during the pendency of the separation and following its completion, which could harm the Company’s businesses.

The separation may not achieve some or all of the anticipated benefits.

The Company may not realize some or all of the anticipated strategic, financial, operational or other benefits from the separation. As independent publicly-traded companies, OSG and OIN will be smaller, less diversified companies with a narrower business focus and may be more vulnerable to changing market conditions, which could result in increased volatility in their cash flows, working capital and financing requirements and could materially and adversely affect the respective business, financial condition and results of operations. Further, the combined value of the common stock of the two publicly-traded companies may be less than what the value of the Company’s Class A Common Stock would have been had the proposed separation not occurred.

The proposed separation may result in disruptions to, and impact the Company’s relationships with, the Company’s suppliers, customers and other business partners.

Uncertainty related to the proposed separation may lead suppliers, customers and other parties with which the Company currently does business or may do business in the future to terminate or attempt to negotiate changes in existing business relationships, or to consider entering into business relationships with parties other than the Company. These disruptions could have a material and adverse effect on the Company’s businesses, financial condition, results of operations and prospects, or the businesses, financial condition, results of operations and prospects of the independent companies resulting from the separation. The effect of such disruptions could be exacerbated by any delays in the completion of the separation.

The distribution likely will not qualify for tax-free treatment and may be taxable to you as a dividend.

The spin-off likely will not qualify for tax-free treatment and may be taxable to you as a dividend. An amount equal to the fair market value of the shares of OIN’s common stock received by you on the date of the distribution will be treated as a taxable dividend to the extent of your ratable share of any current or accumulated earnings and profits, as determined under federal income tax principles, of OSG, with the excess treated first as a non-taxable return of capital to the extent of your tax basis in your shares of OSG common stock and then as capital gain. In addition, OSG or other applicable withholding agents may be required or permitted to withhold at the applicable rate on all or a portion of the distribution payable to non-U.S. stockholders, and OSG or any such agent would satisfy any such withholding obligation by withholding and selling a portion of the OIN’s common stock otherwise distributable to non-U.S. stockholders or by withholding from other property held in the non-U.S. stockholder’s account with the withholding agent. Your tax basis in shares of OSG stock held at the time of the Distribution will be reduced (but not below zero) to the extent the fair market value of the shares of OIN’s common stock distributed to you in the distribution exceeds your ratable share of OSG’s current and accumulated earnings and profits. Your holding period for such shares of OSG stock will not be affected by the distribution. OSG will not be able to advise stockholders of the amount of current or accumulated earnings and profits of OSG until after the end of the 2016 calendar year.

Although OSG will be ascribing a value to the shares of OIN’s common stock distributed in the distribution for tax purposes, this valuation is not binding on the Internal Revenue Service or any other tax authority. These taxing authorities could ascribe a higher valuation to the shares of OIN’s common stock, particularly if OIN’s common stock trades at prices significantly above the value ascribed to OIN’s common stock by OSG in the period following the distribution. Such a higher valuation may cause a larger reduction in the tax basis of your OSG stock or may cause you to recognize additional dividend or capital gain income.

OIN is incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate or bankruptcy law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

OIN’s corporate affairs will be governed by their amended and restated articles of incorporation and amended and restated by-laws and by the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, OIN’s public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or significant shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction. Additionally, the Republic of the Marshall Islands does not have a legal provision for bankruptcy or a general statutory mechanism for insolvency proceedings. As such, in the event of a future insolvency or bankruptcy, our shareholders and creditors may experience delays in their ability to recover their claims after any such insolvency or bankruptcy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical facts should be considered forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Such forward-looking statements represent our reasonable expectation with respect to future events or circumstances based on various factors and are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the following factors, as well as the factors discussed elsewhere in this prospectus, including under “Risk Factors,” when reviewing such statement. We believe that these factors include, but are not limited to:

•	the highly cyclical nature of our industry;

•	fluctuations in the market value of vessels;

•	declines in charter rates, including spot charter rates or other market deterioration;

•	an increase in the supply of vessels without a commensurate increase in demand;

•	the impact of adverse weather and natural disasters;

•	the adequacy of our insurance to cover our losses, including in connection with maritime accidents or spill events;

•	constraints on capital availability;

•	changing economic, political and governmental conditions in the United States and/or abroad and general conditions in the oil and natural gas industry;

•	changes in fuel prices;

•	acts of piracy on ocean-going vessels;

•	terrorist attacks and international hostilities and instability;

•	the effect of our indebtedness on our ability to finance operations, pursue desirable business operations and successfully run our business in the future;

•	our ability to generate sufficient cash to service our indebtedness and to comply with debt covenants;

•	our ability to make additional capital expenditures to expand the number of vessels in our fleet and to maintain all of our vessels;

•	the availability and cost of third party service providers for technical and commercial management of our International Flag fleet;

•	fluctuations in the contributions of our joint ventures to our profits and losses;

•	our ability to renew our time charters when they expire or to enter into new time charters;

•	termination or change in the nature of our relationship with any of the commercial pools in which we participate;

•	competition within our industry and our ability to compete effectively for charters with companies with greater resources;

•	the loss of a large customer or significant business relationship;

•	our ability to realize benefits from our past acquisitions or acquisitions or other strategic transactions we may make in the future;

•	changes in demand in specialized markets in which we currently trade;

•	increasing operating costs and capital expenses as our vessels age, including increases due to limited shipbuilder warranties or the consolidation of suppliers;

•	refusal of certain customers to use vessels of a certain age;

•	our ability to replace our operating leases on favorable terms, or at all;

•	changes in credit risk with respect to our counterparties on contracts;

•	the failure of contract counterparties to meet their obligations;

•	our ability to attract, retain and motivate key employees;

•	work stoppages or other labor disruptions by our unionized employees or unionized employees of other companies in related industries;

•	unexpected drydock costs;

•	the potential for technological innovation to reduce the value of our vessels and charter income derived therefrom;

•	the impact of an interruption in, or failure of, our information technology and communication systems upon our ability to operate;

•	seasonal variations in our revenues;

•	our compliance with 46 U.S.C. sections 50501 and 55101 (commonly known as the “Jones Act”) limitations on U.S. coastwise trade, the waiver, modification or repeal of the Jones Act limitations or changes in international trade agreements;

•	government requisition of our vessels during a period of war or emergency;

•	our compliance with requirements imposed by the U.S. government restricting calls on ports located in countries subject to sanctions and embargoes;

•	our compliance with complex laws and regulations and, in particular, environmental laws and regulations, including those relating to the emission of greenhouse gases and ballast water treatment;

•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;

•	the impact of litigation, government inquiries and investigations;

•	governmental claims against us;

•	the arrest of our vessels by maritime claimants;

•	the potential for audit or material adjustment by the IRS of certain tax benefits recognized by us;

•	our ability to use our net operating loss carryforwards;

•	the shipping income of our foreign subsidiaries becoming subject to current taxation in the United States;

•	changes in laws, treaties or regulations;

•	the impact of the lifting of the U.S. crude oil export ban on our U.S. Flag fleet;

•	the impact that a British exit from the European Union might have on global trading parties; and

•	the Company’s ability to execute the proposed spin-off of its international operations.

The factors identified above should not be construed as exhaustive list of factors that could affect our future results, and should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. The forward-looking statements made in this prospectus are made only as of the date of this prospectus. The forward-looking statements made in documents incorporated by reference into this prospectus are made only as of the date of such documents. The forward-looking statements made in any accompanying prospectus supplement are made only as of the date of such document. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

You should refer to our periodic and current reports filed with the SEC for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

All securities sold pursuant to this prospectus will be offered and sold by the selling securityholders. We will not receive any of the proceeds from the sale by the selling securityholders of the securities offered hereby.

SELLING SECURITYHOLDERS

This prospectus covers (i) 33,350,136 shares of our Class A Common Stock and (ii) 17,719,598 Class A Warrants, each to purchase 0.190 shares of our Class A Common Stock, subject to adjustment pursuant to the terms thereof ((i) and (ii) together, the “Securities”). The Securities were issued in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D thereunder and in a stock dividend effected on December 17, 2015. We have entered into a Registration Rights Agreement with each of the selling securityholders to register the resale of the Securities by the selling securityholders.

The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Securities set forth below. However, the selling securityholders are under no obligation to sell any of the Class A Common Stock or Class A Warrants offered pursuant to this prospectus. As used in this prospectus, the term “selling securityholders” includes the selling securityholders listed in the table below, as well as permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling securityholders’ interests in the Securities, other than through a public sale pursuant to this prospectus or Rule 144 under the Securities Act.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. In some cases, we believe that foreign ownership or other restrictions may limit the ability of warrantholders to exercise Class A Warrants they hold, meaning that such person may not be required, under relevant rules and regulations, to report beneficial ownership as they would not be entitled to receive the underlying shares of Class A Common Stock.

Except as disclosed in the footnotes to these tables and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all Class A Common Stock shown as beneficially owned by the beneficial owner. The information with respect to beneficial ownership by the selling securityholders was prepared based on information supplied by such stockholders to us. Unless otherwise indicated in the table or footnotes thereto, the address for each beneficial owner is c/o Overseas Shipholding Group, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016.

Selling Securityholders

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock and Class A Warrants held by each of the selling securityholders as of September 1, 2016. Based on the information provided to us by the selling securityholders, assuming that the selling securityholders sell all of the Securities owned by them that have been registered by us pursuant to the registration statement of which this prospectus forms a part, including any shares of Class A Common Stock issuable upon exercise of Class A Warrants, and do not acquire any additional shares of our Class A Common Stock or our Class A Warrants, each selling securityholder will not own any shares of our Class A Common Stock or any of our Class A Warrants after completion of this offering. We cannot advise you as to whether the selling securityholders will, in fact, sell any or all of such Securities. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Securities in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Name of Selling Securityholder	Aggregate Number of Shares of Common Stock Beneficially Owned, and Shares Underlying Beneficially Owned Warrants, Prior to the Offering(1)		Number of Shares of Class A Common Stock That May Be Offered Hereby	Number of Class A Warrants That May Be Offered Hereby	Number of Shares of Class A Common Stock Beneficially Owned After Completion of the Offering(2)
BlueMountain Nautical, LLC(3)	10,252,034		10,252,034	—	—
Cyrus Capital Partners, L.P.(4)	41,765		41,765	—	—
Cyrus Polaris LLC(4)	6,667,619	(5)	6,130,970	2,824,464	—
Cyrus Polaris II LLC(4)	667,320	(6)	611,644	293,031	—
CYR Fund, L.P.(4)	2,011,533	(7)	1,801,592	1,104,950	—
Crescent 1, L.P.(4)	2,101,954	(8)	512,178	8,367,240	—
Cyrus Canary Fund, L.P.(4)	563,428	(9)	323,705	1,261,697	—
PCO Shipping LLC and certain other accounts managed by Paulson & Co. Inc., a Delaware corporation registered as an investment advisor with the SEC(10)	11,044,483	(11)	10,309,521	3,868,216	—

(1)	Shares of Class A Common Stock underlying Class A Warrants owned by the selling securityholder assumes gross exercise of warrants without withholding pursuant to the cashless exercise procedures, such that the number of shares of Class A Common Stock equal in value to the aggregate price is not deducted from the number of shares of Class A Common Stock that would otherwise be required to be delivered to the warrantholder upon exercise of the warrant. The Class A Warrants may be exercised only with our consent and are subject to certain citizenship rules and limitations on exercise, sale, transfer or other disposition. As of the date of this filing, it is unlikely that we would grant such consent to a holder of Class A Warrants who does not meet such citizenship rules and limitations. See “Description of the Class A Warrants—Compliance with Citizenship Rules and Limitations on Exercise, Sale, Transfer or Other Disposition.”

(2)	Assumes the full exercise of the Class A Warrants and the sale of all of the shares of Class A Common Stock underlying the Class A Warrants by such selling securityholder offered pursuant to this prospectus.

(3)

BlueMountain Nautical LLC (“Nautical”) is a Delaware limited liability company whose sole member is BlueMountain Guadalupe Peak Fund L.P. Nautical is managed by BlueMountain Capital Management, LLC (“BMCM”), a non-member manager. BMCM has voting power and dispositive power with respect to the Class A Common Stock held by Nautical. Derek Smith, Ethan Auerbach, Andrew Feldstein, Peter Greatrex, Bryce Markus, Marina Lutova and David Zorub, as members of the Investment Committee of BMCM, jointly exercise shared voting and dispositive power over the Class A Common Stock beneficially owned by Nautical. The business address of each of Nautical and BMCM is 280 Park Avenue, 12th Floor, New York, New York 10017.

(4)

Based on an amendment to a Schedule 13D filed on June 23, 2016 and a Form 4 filed on June 24, 2016, each with the SEC by Cyrus Capital Partners, L.P. (“CCP”), CCP serves as the investment advisor to (i) Cyrus Polaris LLC, (ii) Cyrus Polaris II LLC, (iii) CYR Fund, L.P., (iv) Crescent 1, L.P., and (v) Cyrus Canary Fund, L.P. (collectively, the “Cyrus Funds”). Cyrus Capital Partners GP, L.L.C. (“CCPGP”) serves as the general partner of CCP. Stephen C. Freidheim (“Freidheim”) serves as the principal of both CCP and CCPGP. All discretion over the investment activities of the Cyrus Funds has been delegated to CCP. The address of each of CCP, CCPGP and Freidheim is 399 Park Avenue, 39th Floor, New York, New York 10022.

Joseph I. Kronsberg, an employee of CCP, has served on the Company’s Board of Directors since August 4, 2015. On June 22, 2016, 8,432 shares of restricted Class A Common Stock were granted to CCP by the Company pursuant to the Company’s Non-Employee Director Incentive Compensation Plan and vest on the earlier of (i) June 8, 2017 and (ii) the date of the annual meeting of stockholders in 2017 The grant was made directly to CCP because pursuant to agreements between CCP and Mr. Kronsberg, CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship.

(5)	Includes 536,649 shares of Class A Common Stock underlying Class A Warrants.

(6)	Includes 55,676 shares of Class A Common Stock underlying Class A Warrants.

(7)	Includes 209,941 shares of Class A Common Stock underlying Class A Warrants.

(8)	Includes 1,589,776 shares of Class A Common Stock underlying Class A Warrants.

(9)	Includes 239,723 shares of Class A Common Stock underlying Class A Warrants.

(10)

Based on an amendment to a Schedule 13D and a Form 4 filed on June 29, 2016 with the SEC by Paulson & Co. Inc. (“Paulson”), Paulson is the investment manager of PCO Shipping LLC and certain other accounts (collectively, the “Paulson Accounts”). Paulson possesses voting and investment power over the shares owned or held by the Paulson Accounts. John Paulson is the controlling person of Paulson. The address of each of Paulson and the Paulson Accounts is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, 50th Floor, New York, New York 10020.

Ty E. Wallach, a Partner at Paulson and a Co-Portfolio Manager at Paulson’s credit funds, has served on the Company’s Board of Directors since August 4, 2015.

(11)	Includes 734,962 shares of Class A Common Stock underlying Class A Warrants.

Based on information provided by the selling securityholders, except as further described below, no selling securityholder is a broker-dealer or an affiliate of a broker-dealer. The Paulson Accounts have advised us that Plus Securities LLC, an affiliate of Paulson & Co. Inc., is a limited purpose broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and that Plus Securities LLC only assists with the offer of investment funds and/or accounts sponsored or advised by its affiliates. The Paulson Accounts have also advised us that they purchased the securities to be offered and sold by them from time to time hereunder for investment purposes. The Paulson Accounts have also advised us that they purchased the securities to be offered and sold by them from time to time hereunder in the ordinary course of business, and that at the time they purchased such securities, they had no agreements, understandings or arrangements, directly or indirectly, with the Company or any other person to dispose of or distribute the securities.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our capital stock, certificate of incorporation and by-laws, each as amended and restated, and any references to Delaware law are not meant to be complete and are subject to, and qualified in their entirety by, reference to our amended and restated certificate of incorporation (“Amended and Restated Certificate of Incorporation”), a copy of which has been filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and is incorporated by reference into the registration statement of which this prospectus forms a part, our amended and restated by-laws (“Amended and Restated By-Laws”), a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated August 8, 2014 and is incorporated by reference into the registration statement of which this prospectus forms a part, and to the DGCL. See “Where You Can Find More Information.” These descriptions may not contain all of the information that may be important to you and should be read in conjunction with our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and applicable provisions of the DGCL.

Authorized Capitalization

Our authorized capital stock consists of (a) 167,987,800 authorized shares of common stock, consisting of 166,666,666 authorized shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) and 1,321,134 authorized shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “common stock”), and (b) 60,000,000 shares of preferred stock, par value $0.01 per share (the “preferred stock”).

On May 27, 2016, pursuant to Article 4.A.5 of the Company’s Amended and Restated Certificate of Incorporation and Section 4.04(b) of the Class B warrant agreement, each outstanding share of Class B Common Stock was automatically converted into one share of Class A Common Stock and each outstanding Class B Warrant was automatically converted into one Class A Warrant.

On June 13, 2016, the Company effected a one (1) for six (6) reverse stock split of its Class A Common Stock and Class B Common Stock and a corresponding reduction of the number of authorized shares of Class A Common Stock and Class B Common Stock (the “Reverse Split”). In connection with the Reverse Split, the Class A Warrants were automatically adjusted so that exercising holders are entitled to receive, upon exercise, 0.190 shares of Class A Common Stock per Class A Warrant.

As of September 1, 2016, there were 70,160,963 shares of Class A Common Stock outstanding and no shares of Class B Common Stock or preferred stock outstanding. As of September 1, 2016, there were also 91,087,657 Class A Warrants (exercisable for 17,306,655 shares of Class A Common Stock) outstanding.

Common Stock

As of September 2, 2016, there were approximately 213 holders of record of our Class A Common Stock and no holders of record of our Class B Common Stock, which excludes holders whose shares were held in nominee or street name by brokers. The actual number of holders is greater than the number of record holders, and includes holders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include holders whose shares may be held in trust by other entities.

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds, based on the number of shares of common stock then held of record by such holder, subject to the preferential rights of the holders of any shares of preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share.

Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors. Our Amended and Restated By-Laws provide that directors will be elected by a majority of the shares voting once a quorum is present.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock have no preemptive rights, conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under our Amended and Restated Certificate of Incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as the board of directors shall specify in the resolution or resolutions providing for the issue of such preferred stock, provided that the board of directors may not issue any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholders rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly, without the affirmative vote of at least a majority of the total voting power of the outstanding shares of our capital stock entitled to vote on such matter, voting as a class. Notwithstanding the foregoing, the preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock and the issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of us. We currently have no plans to issue any shares of preferred stock.

Qualification for Ownership and Transfer of Shares

Certain of our U.S. Flag operations are conducted in the U.S. coastwise trade and are governed by the U.S. federal law commonly known as the “Jones Act,” specifically, 46 U.S.C. Sections 12103 and 50501. The Jones Act restricts waterborne transportation of goods and passengers between points in the United States to vessels owned and controlled by “U.S. Citizens” as specifically defined therein (as so defined, “U.S. Citizens”). We could lose the privilege of owning and operating vessels in the Jones Act trade if non-U.S. Citizens were to own or control, in the aggregate, more than 25% of the equity interests in the Company. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws authorizes our board of directors to establish with respect to any class or series of capital stock of the Company certain rules, policies and procedures, including procedures with respect to transfer of shares, to ensure compliance with the Jones Act. In order to provide a reasonable margin for compliance with the Jones Act, our board of directors has determined that until further action by the board, at least 77% of the outstanding shares of each class of capital stock of the Company must be owned by U.S. Citizens (as defined in the Jones Act). At and during such time that the limit is reached with respect to shares of Class A Common Stock or Class B Common Stock, as applicable, we will be unable to issue any further shares of such class of common stock or approve transfers of such class of common stock to non-U.S. Citizens. Any purported transfer of equity interests in the Company in violation of these ownership provisions will be ineffective to transfer the equity interests or any voting, dividend or other rights associated with them.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated By-Laws and Delaware Law

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. Examples of such provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws relating to corporate governance and the rights of stockholders, certain of which may be deemed to have a potential “anti-takeover” effect include:

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 167,987,800 authorized shares of common stock (consisting of 166,666,666 authorized shares of Class A Common Stock and 1,321,134 authorized shares of Class B Common Stock) and 60,000,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Amended and Restated Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. Although our Amended and Restated Certificate of Incorporation prohibits the board of directors, without the affirmative vote of at least a majority of the total voting power of our outstanding shares of capital stock entitled to vote on such matters, voting as a class, from issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Corporation more difficult or costly, the issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law or our Amended and Restated Certificate of Incorporation.

Action by Written Consent. Our Amended and Restated By-Laws provide that stockholder action can be taken by written consent in lieu of a meeting.

Special Meetings of Stockholders. Our Amended and Restated By-Laws provide that special meetings of our stockholders may be called only by the President or any Vice President, by resolution of the board of directors or by holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called. Our Amended and Restated By-Laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Procedures. Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Super Majority Approval Requirements. Our Amended and Restated By-Laws provide that our board of directors, at any regular meeting or special meeting called for the purpose, and our stockholders, at any annual meeting or special meeting called for the purpose, may make, alter, amend or repeal our Amended and Restated By-Laws. However, our board of directors may not, without the affirmative vote of a majority of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain provisions of our Amended and Restated By-Laws, including those relating to stockholder meeting quorum requirements, majority election of directors, advanced notice procedures, special meetings of our board of directors, committees of the board of directors and amendments to the Amended and Restated By-Laws. Further, our board of directors may not, without the affirmative vote of the holders of two-thirds or more of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain other provisions of our Amended and Restated By-Laws, including those relating to the calling of special meetings by stockholders and stockholder action by written consent.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Amended and Restated Certificate of Incorporation provides that specified provisions, including those relating to amendment of our Amended and Restated Certificate of Incorporation, actions by written consent of stockholders and our opt out of Section 203 of the DGCL, may only be amended or repealed by the affirmative vote of two-thirds or more of the combined voting power of the outstanding shares of our capital stock.

The combination of these provisions may make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain or discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Business Combinations with Interested Stockholders

Section 203 of the DGCL restricts certain business combinations between a Delaware corporation and an “interested stockholder” (in general, a stockholder owning 15% or more of the corporation’s outstanding voting stock) or the interested stockholders’ affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” Pursuant to our Amended and Restated Certificate of Incorporation, however, we have opted out of Section 203 of the DGCL, and therefore are not be subject to any limitations thereunder.

Exclusive Forum

Our Amended and Restated By-Laws provides that unless we consent in writing to the selection of an alternate forum, the State and Federal court located in the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees, (iii) any action asserting a claim against us arising pursuant to the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in all cases subject to the court having personal jurisdiction over the parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in our shares of common stock shall be deemed to have notice of and consented to the forum provisions in our Amended and Restated By-Laws.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and requires that we will provide them with customary indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE CLASS A WARRANTS

The following description is a summary of the material terms of our Class A Warrants and is subject to, and qualified in its entirety by, reference to the warrant agreement relating to the Class A Warrants and the form of warrant certificate for the Class A Warrants, copies of which have been filed as exhibits to our Current Report on Form 8-K dated August 8, 2014 and are incorporated by reference into the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” These descriptions may not contain all of the information that may be important to you, and should be read in conjunction with the warrant agreement relating to the Class A Warrants and the form of warrant certificate for the Class A Warrants.

Overview

Each Class A Warrant represents the right to purchase 0.190 shares of our Class A Common Stock, subject to the adjustments as provided pursuant to the terms thereof. The Class A Warrants may be exercised at a price per share of Class A Common Stock of $0.01, which shall be paid pursuant to a cashless exercise procedure. The Class A Warrants may be exercised at any time or from time to time on or before 5:00 p.m. New York City time, on August 5, 2039, subject to certain citizenship rules and limitations and to our consent, as further described below, and will expire thereafter. The Class A Warrants do not confer upon the holder any voting or any other rights of holders of our common stock.

Exercise of the Warrants

The exercise price of the Class A Warrants is $0.01 per share of Class A Common Stock. Each Class A Warrant is exercisable for 0.190 shares of Class A Common Stock (subject to adjustments, as discussed below). All or a portion of the Class A Warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on August 5, 2039, subject to certain citizenship rules and limitations and to our consent, as further described below. The Class A Warrants are exercisable, at the option of each holder, by delivering a duly completed and executed exercise notice and, in the case of a definitive warrant, such definitive warrant. The Class A Warrants are exercisable only through a cashless exercise procedure whereby we withhold, from the number of shares of Class A Common Stock that would otherwise be delivered to the warrantholder upon exercise of the warrant, the number of shares of Class A Common Stock equal in value to the aggregate exercise price as to all shares required to be delivered pursuant to such exercise, based on the Market Price (as defined below) of the Class A Common Stock on the trading day on which the Class A Warrant is exercised and the notice of exercise is delivered. If the exercise price exceeds the value of the shares issuable upon exercise, no amount will be due and payable by us to the warrantholder. So long as the Class A Warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository of the warrants.

Upon exercise of the Class A Warrants, the shares of Class A Common Stock issuable upon exercise will be issued in such name or names as the exercising warrantholder designates and be delivered by the transfer agent to the warrantholder or its nominee or nominees either via book-entry transfer crediting the account of such warrantholder (or the relevant participants of The Depository Trust Company (“DTC”) for the benefit of such warrantholder or its nominee) through DTC’s DWAC system or, otherwise in certificated form by physical delivery to the address specified by the warrantholder in the exercise notice, as applicable. We, at our sole election, may issue fractional shares upon the exercise of the Class A Warrants or round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the exercising warrantholder.

In addition, the terms of the Class A Warrants provide that any holder of Class A Warrants or any owner of a beneficial interest in Class A Warrants that is a U.S Citizen should exercise all of such warrantholder’s Class A Warrants.

Issuance of any shares of Class A Common Stock deliverable upon exercise of the Class A Warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares.

Rights as Stockholder

Except as otherwise provided in the Class A Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Class A Warrants will not have the rights or privileged of holders of our common stock, including any voting rights or rights to receive dividends, until they exercise their Class A Warrants.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of Class A Common Stock issuable upon exercise of each Class A Warrant, or the warrant shares, will be adjusted upon occurrence of certain events as follows:

•	In the case of dividends, subdivisions, combination or reclassification of our Class A Common Stock. If we (i) make a dividend or distribution on the outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, (ii) subdivide the outstanding shares of Class A Common Stock into a larger number of shares, (iii) combine the outstanding shares of Class A Common Stock into a smaller number of shares or (iv) issue any shares of capital stock in a reclassification of our Class A Common Stock (other than any such event for which an adjustment is made pursuant to another applicable provision of the Class A Warrants), the number of Class A Warrant shares immediately prior to such event will be proportionately adjusted so that the holder of a Class A Warrant after such date will be entitled to purchase the number of shares of Class A Common Stock that it would have owned or been entitled to receive in respect of the number of Class A Warrant shares had such Class A Warrant been exercised immediately prior to the occurrence of such event, calculated to the nearest 1/1000th of a share.

•	In the case of certain distributions. If we make a distribution to all holders of shares of Class A Common Stock of cash, evidences of indebtedness, securities or other assets (excluding certain specified transactions and any dividend or other distribution for which adjustment is made pursuant to preceding bullet point), or rights or warrants to subscribe for or purchase any of the foregoing, the number of shares of Class A Common Stock deliverable upon exercise of a Class A Warrant will be increased to a number (calculated to the nearest 1/1000th of a share) equal to the product of (x) the number of shares of Class A Common Stock deliverable upon exercise of a Class A Warrant immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants multiplied by (y) the quotient of (i) the Current Market Price immediately prior to the first date on which the Class A Common Stock trades regular way on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading without the right to receive such distribution of such cash, evidences of indebtedness, securities or other assets or rights or warrants (or, if the Class A Common Stock is not then so listed or traded, the first business day after the record date for such distribution) divided by (ii) the total (which total shall be greater than zero) of (a) the Current Market Price on the date specified in (i) above minus (b) the Fair Market Value per share of Class A Common Stock of such cash, evidences of indebtedness, securities or other assets or rights or warrants.

•	In the case of a spin-off. If the event of a spin-off, we will issue to each warrantholder a new warrant to purchase, or convert its new warrant into, the number of shares of common stock or other proprietary interest in the spin-off entity that the warrantholder would have owned had the warrantholder exercise its Class A Warrant immediately prior to the consummation of such spin-off. Such new warrant will provide for rights and obligations that will be as nearly equivalent as may be practicable to the rights and obligations provided for in the Class A Warrants. Notwithstanding the foregoing, if any such spin-off shall relate to an entity that will not be subject to the citizenship rules to which we are subject under the Jones Act and the related citizenship policies, then in connection with such spin-off, our board of directors shall consider in good faith whether it is possible to issue to the warrantholder shares of common stock or other ownership interests directly in the name of such warrantholder, and if the board of directors determines in its sole discretion that it would be possible to do so without creating a material adverse effect on such warrantholder, then it will use reasonable best effort to provide for such direct issuance.

•	In the case of a Significant Transaction. In the event of a Significant Transaction (as defined below), a warrantholder’s right to receive shares of Class A Common Stock upon exercise of a Class A Warrant will be converted into the right to exercise that Class A Warrant to acquire the number of shares of stock or other securities or property or cash receivable upon the consummation of such Significant Transaction by a holder of the number of shares of Class A Common Stock into which the warrantholder’s Class A Warrants could have been exercised immediately prior to the consummation of such Significant Transaction.

•	In the case of other changes. If (i) we take any action which affects the Class A Common Stock and is similar to, or has an effect similar to, any of the actions described in the preceding four bullet points (but not including any of the actions described therein) and (ii) our board of directors in good faith determines that it would be equitable under such circumstances to adjust the number of shares of Class A Common Stock deliverable upon exercise of a Class A Warrant, then such number of shares will be adjusted in such manner and at such time as our board of directors in good faith determines would be equitable under such circumstance. Such a determination will be evidenced in a resolution of our board of directors, a certified copy of which will be mailed to the warrantholders.

A “Significant Transaction” means (i) any reorganization, reclassification or other change of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value); (ii) any voluntary sale, conveyance, exchange or transfer by us to any other person of all or substantially all of our assets; (iii) any voluntary sale, conveyance, exchange or transfer by our stockholders to any person of our capital stock if, immediately after giving effect to such sale, conveyance, exchange or transfer, our stockholders immediately prior to such sale, conveyance, exchange or transfer do not hold capital stock of the Company representing at least a majority of voting power of the Company; and (iv) any merger, consolidation or other business combination of the Company (including by way of a tender offer) if, immediately after giving effect to such merger, consolidation or other business combination, our stockholders immediately prior to such merger, consolidation or other business combination do not hold capital stock of the surviving person representing at least a majority of the voting power of the surviving person.

The “Current Market Price” means, as of any date, (a) the average of the daily Market Prices (as defined below) of the Class A Common Stock during the immediately preceding 20 consecutive trading days ending on such date or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange, the Market Price.

“Market Price” means, with respect to a particular security, on any given day, the per-share volume weighted average price of such security, as calculated on Bloomberg (or, if such volume weighted average price is unavailable via Bloomberg, the average market value of one share of such security on such day, determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, or if such security is not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices on such day as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by us for that purpose. The Market Price is determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of a particular security shall be deemed to be the Fair Market Value per share of such security (as defined below). For the purposes of determining the Market Price of any security on the “trading day” preceding, on or following the occurrence of an event, (a) that trading day is deemed to commence immediately after the regular scheduled closing time of trading on the primary national securities exchange on which the relevant security is then listed or traded or, if trading is closed at an earlier time, such earlier time (or, if the relevant securities is not then listed or traded on a national securities exchange, on the New York Stock Exchange) and (b) that trading day ends at the next regular scheduled closing time on such exchange, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by us for this purpose.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. In addition, no adjustment need be made for a given transaction (other than a share split or share combination) if each warrantholder participates, on the same terms and otherwise on the same basis and solely as a result of holding the Class A Warrants, as a holder of shares of Class A Common Stock without having to exercise the Class A Warrants held by such holder as if such warrantholder had held a number of shares of Class A Common Stock equal to the then-current number of shares of Class A Common Stock deliverable upon exercise of a Class A Warrant, multiplied by the number of Class A Warrants held by such warrantholder.

In the event we propose to take any action of the type described above that would result in an adjustment pursuant to the provisions described above or a change in the type of securities or property to be delivered upon exercise of a Class A Warrant, we shall deliver to the warrant agent a notice and shall cause such notice to be sent or communicated to warrantholders in the manner set forth in the warrant certificate. Such notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place, and shall set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the number of shares of Class A Common Stock deliverable upon exercise of a Class A Warrant and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Class A Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. We shall, at the time we make such notice, post a copy of such notice on our website and issue a press release for publication on a newswire service.

Compliance with Citizenship Rules and Limitations on Exercise, Sale, Transfer or Other Disposition

In order to facilitate our compliance with the requirements of the Jones Act, in connection with any exercise of a Class A Warrant, a warrantholder or the person that the warrantholder has designated to receive the shares of Class A Common Stock issuable upon the exercise of the Class A Warrant, shall advise us whether or not it satisfies the requirements to be a U.S. Citizen. A warrantholder who cannot establish to our reasonable satisfaction that it or the person that the warrantholder has designated to receive the shares of Class A Common Stock upon the exercise of the Class A Warrant is a U.S. Citizen may not exercise any Class A Warrant to the extent the shares of the Class A Common Stock deliverable upon exercise would constitute Non-Complying Shares (as defined in our Amended and Restated Certificate of Incorporation) if they were issued.

In addition, any sale, transfer or other disposition of a Class A Warrant by a warrantholder that does not satisfy the definition of U.S. Citizen to a person who is a U.S. Citizen must be a complete transfer to such person of such warrantholder’s interests in the Class A Warrant and the Class A Common Stock issuable upon exercise thereof with no ability to direct or control such person.

Amendment

The Class A Warrants and the warrant agreement relating to the Class A Warrants may be amended without the consent of any warrantholder (i) when there are no Class A Warrants outstanding, (ii) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein or adding or changing any other provision as we and the warrant agent may deem necessary or desirable that does not adversely affect the rights of any warrantholder in any material respect, (iii) in order to facilitate, in our sole reasonable judgment, our compliance with applicable citizenship rules and (iv) in order to make any other change that does not adversely affect the rights of any warrantholder in any material respect.

The Class A Warrants, the warrant agreement and the observance of any material term of such warrants or warrant agreement, as applicable, may be waived with the written consent of a majority of the aggregate number of the Class A Warrants at the time outstanding; provided that the consent of each affected warrantholder is necessary for any amendment (i) to decrease the number of shares issuable upon exercise of the Class A Warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the Class A Warrants are exercisable or (iii) that would change in a manner adverse to such warrantholder the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, Computershare Trust Company, N.A. is appointed as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the Class A Warrants and required to maintain a registry recording the names and addresses of all registered holders of Class A Warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence or willful misconduct and arising out of its service as warrant agent.

Except as otherwise provided in the warrant agreement, the Class A Warrants will be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with the warrant agent, as custodian for DTC, and registered in the name of DTC or a nominee of DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see the section entitled “Book-Entry Issuance” below.

Governing Law

The Class A Warrants and the warrant agreement are governed by New York law.

Book-Entry Issuance

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary (the “global warrants”). The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global warrant. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global warrants and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global warrants by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the warrants. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global warrant.

DTC has advised us that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

We will make any payments on warrants represented by a global warrant to DTC or its nominee, as the case may be, as the registered owner and holder of the global warrant representing those securities. DTC has advised us that upon receipt of any payment on a global warrant, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that warrant, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global warrant held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global warrant is exchangeable for certificated warrants registered in the name of a person other than DTC or its nominee only if: (i) DTC notifies us that it is unwilling or unable to continue as depositary for that global warrant or DTC ceases to be a “clearing agency” registered under the Exchange Act, and, in each such case a successor depository is not appointed by us within 90 days of such notice; (ii) we, in our sole discretion, notify the warrant agent in writing that we elect to cause the issuance of definitive warrants under the applicable warrant agreement, or (iii) if we are adjudged a bankrupt or insolvent, make an assignment for the benefit of our creditors or upon certain similar events and upon the request of any warrantholder. Any global warrant that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated warrants in registered form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in certificated form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global warrant desires to take any action that a holder is entitled to take under the terms of the warrants, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

PLAN OF DISTRIBUTION

We are registering the shares of Class A Common Stock and Class A Warrants previously issued to the selling securityholders listed in the section entitled “Selling Securityholders,” including shares of Class A Common Stock issuable upon exercise of the Class A Warrants, to permit the resale of the Securities by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the Securities. We will bear all fees and expenses incident to our obligations to register the Securities.

The selling securityholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for the underwriting discounts, concessions or commissions.

The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Subject to the ownership and transfer restrictions set forth in our Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and the citizenship rules, policies and procedures adopted by our board of directors from time to time, and in the warrant agreement and warrant certificate setting forth the terms of the Class A Warrants, including, in each case, those described under “Description of Capital Stock—Qualification for Ownership and Transfer of Shares” and “Description of the Class A Warrants—Compliance with Citizenship Rules and Limitations on Exercise, Sale, Transfer or Other Disposition,” the selling securityholders may use any one or more of the below methods when selling the Securities:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	broker-dealers may agree with the selling securityholder to sell a specified number of such Securities at a stipulated price per Security;

•	through the distribution of Securities by any selling securityholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144, Regulation S, Section 4(a)(1) or other exemptions from the registration requirements of the Securities Act;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A selling securityholder may also enter into hedging and/or monetization transactions. For example, a selling securityholder may:

•	enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling securityholder and engage in short sales of the Securities under this prospectus, in which case the other party may use the Securities received from the selling securityholder to close out any short positions;

•	itself sell short the Securities under this prospectus and use the Securities held by it to close out any short position;

•	enter into options, forwards or other transactions that require the selling securityholder to deliver, in a transaction exempt from registration under the Securities Act, the Securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling securityholder and publicly resell or otherwise transfer those Securities under this prospectus; or

•	loan or pledge the Securities to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling securityholder and sell the loaned Securities or, in an event of default in the case of a pledge, become a selling securityholder and sell the pledged Securities, under this prospectus.

The selling securityholders and any broker-dealers participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time such an offering of the Securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The Securities may not be sold in any foreign country or jurisdiction unless such sale is made in compliance with any applicable laws and regulations of that country or jurisdiction.

There can be no assurance that any selling securityholder will sell any or all of the Securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. The Jones Act also restricts the ability of a person to engage in market-making. All of the foregoing may affect the marketability of the shares of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Securities covered by this prospectus.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution relating to a particular offering or distribution made by a selling securityholder.

The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to each issuance of securities in which all of the securities have similar rights. Upon issuance, the shares of our Class A Common Stock and the Class A Warrants covered by this prospectus had different CUSIP numbers, depending upon whether those securities were delivered to a qualified institutional buyer or to an accredited investor. As of the date of this prospectus, the securities covered by this prospectus are restricted securities, and their designated CUSIP numbers refer to such restricted status. Sales of securities pursuant to this prospectus must be settled with securities bearing the general unrestricted CUSIP number for our Class A Common Stock or Class A Warrants, as the case may be. A selling securityholder may obtain shares or warrants bearing that general CUSIP number for settlement purposes by presenting the shares or warrants to be sold (with a restricted CUSIP), together with any required documentation, to our transfer agent, Computershare Trust Company, N.A. The process of obtaining shares or warrants bearing the general unrestricted CUSIP number may take several business days. As SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise, a selling securityholder who holds securities with a restricted CUSIP at the time of the trade may wish to specify an alternate settlement cycle at the time of any such trade to provide additional time to obtain the shares or warrants with an unrestricted CUSIP.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Overseas Shipholding Group, Inc.’s Current Report on Form 8-K dated July 14, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Overseas Shipholding Group, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, our common stock, warrants and other information set forth herein, reference is made to the registration statement and exhibits and schedules with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.osg.com that contains information concerning us, including the reports we file with the SEC. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We also make available on our website, our corporate governance guidelines, code of business conduct, insider trading policy, anti-bribery and corruption policy and charters of the audit committee, human resources and compensation committee and corporate governance and risk assessment committee of our board of directors. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 1, 2016 (except Item 6, Item 8 and Schedule I – Condensed Financial Information of Parent Company as listed in Item 15, which have been superseded and replaced in their entirety by our Current Report on Form 8-K filed with the SEC on July 14, 2016);

•	The information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016 (except the condensed consolidated financial statements, which have been superseded and replaced in their entirety by our Current Report on Form 8-K filed with the SEC on July 14, 2016) and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 12, 2016, February 16, 2016, March 2, 2016 (excluding Item 2.02 and Exhibit 99.1), April 5, 2016, May 4, 2016, June 7, 2016, June 9, 2016, June 23, 2016 (excluding Item 7.01 and Exhibit 99.1), July 14, 2016, July 20, 2016, July 22, 2016 and August 9, 2016 (Form 8-K filing with respect to amended employment agreements); and

•	The description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on June 23, 2016.

We also incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information contained in such filings that is deemed “furnished” in accordance with SEC rules, unless such information is expressly incorporated herein by a reference in such filings. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

The documents incorporated by reference in this prospectus contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information included in any accompanying prospectus supplement or post-effective amendment will supersede this information.

Statements contained in this registration statement or any accompanying prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

Our filings are available on our website at www.osg.com. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. We will provide without charge to each person to whom this prospectus and any accompanying prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference into this prospectus and any accompanying prospectus supplement. Requests for such documents should be directed to Overseas Shipholding Group, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016, Attention: Investor Relations, (212) 578-1699.

Overseas Shipholding Group, Inc.

33,350,136 Shares of Class A Common Stock

17,719,598 Class A Warrants, Each to Purchase 0.190 Shares of Class A Common Stock

PROSPECTUS

                  , 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the offering and sale of our Class A Common Stock and Class A Warrants, other than any estimated underwriting discounts and commissions:

SEC registration fee	$41,912.32
Printing and engraving expenses	25,000
Blue sky fees and expenses (including related legal fees)	–
Legal fees and expenses	75,000
Accounting fees and expenses	120,000
Miscellaneous	–
Total	$261,912,32

In the event securities being offered under this registration statement are distributed in an underwritten offering, we anticipate that additional expenses will be incurred. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in the applicable prospectus supplement.

We will bear all of the expenses shown above. All amounts are estimates except for the SEC registration fee.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals of such corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our Amended and Restated Certificate of Incorporation eliminates the potential personal monetary liability of our directors to the Company or its stockholders for breaches of their duties as directors except as otherwise required under the DGCL.

In addition, we have entered into separate indemnification agreements with certain of our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law.

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Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. We maintain insurance policies that provide coverage to our directors and officers against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits: The list of exhibits is set forth beginning on page II-6 of this Registration Statement and is incorporated herein by reference.

(b) Financial Statement Schedules: I – Condensed Financial Information of Parent Company is incorporated by reference to the Overseas Shipholding Group. Inc. Annual Report on Form 10-K for the year ended December 31, 2015 (which has been superseded and replaced in its entirety by Overseas Shipholding Group, Inc.’s Current Report on Form 8-K filed with the SEC on July 14, 2016, which is incorporated by reference herein). All other schedules of the Company have been omitted since they are not applicable or are not required.

Item 17.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on September 2, 2016.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/ Rick F. Oricchio
Rick F. Oricchio
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ *	President, Chief Executive	September 2, 2016
Ian T. Blackley	Officer and Director
(principal executive officer)

/s/ Rick F. Oricchio	Senior Vice President and	September 2, 2016
Rick F. Oricchio	Chief Financial Officer
(principal financial and accounting officer)

/s/ *	Chairman of the Board of Directors	September 2, 2016
Douglas D. Wheat

/s/ *	Director	September 2, 2016
Timothy J. Bernlohr

/s/ *	Director	September 2, 2016
Joseph I. Kronsberg

/s/ *	Senior Vice President and Director	September 2, 2016
Samuel H. Norton

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Name	Title	Date

/s/ *	Director	September 2, 2016
Ronald Steger

/s/ *	Director	September 2, 2016
Gary Eugene Taylor

/s/ *	Director	September 2, 2016
Chad L. Valerio

/s/ *	Director	September 2, 2016
Ty E. Wallach

/s/ *	Director	September 2, 2016
Gregory A. Wright

*By:	/s/ James D. Small III
James D. Small III
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and incorporated herein by reference).

4.2	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014 and incorporated herein by reference).

4.3	Indenture, dated as of March 7, 2003, between the Registrant and Wilmington Trust Company, as trustee, providing for the issuance of debt securities of the Registrant from time to time (filed as Exhibit 4(e)(1) to the Registrant’s Registration Statement on Form S-4 filed on May 5, 2003 and incorporated herein by reference). Such Indenture is hereby modified, effective as of January 13, 2004, by deleting all references therein to “Wilmington Trust Company,” “March 7, 2003” and any specific day, month and/or year and substituting therefore blank spaces.

4.4	Form of First Supplemental Indenture, dated as of February 19, 2004, relating to the 7.50% Senior Notes due 2024, between the Registrant and Wilmington Trust Company, as trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 18, 2004 and incorporated herein by reference).

4.5	Form of 7.50% Senior Notes due 2024 of the Registrant (included in Exhibit 4.2).

4.6	Indenture, dated as of March 29, 2010, relating to the 8 1/8% Senior Notes due 2018, between the Registrant and the Bank of New York Mellon, as trustee, for the issuance of debt securities of the Registrant from time to time (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 29, 2010 and incorporated herein by reference).

4.7	Form of 8 1/8% Senior Notes due 2018 of the Registrant (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated March 29, 2010 and incorporated herein by reference).

4.8	Registration Rights Agreement, dated as of May 2, 2014, between the Registrant and certain securityholders party thereto (filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 filed on August 20, 2014 and incorporated herein by reference).

4.9	Amendment to Registration Rights Agreement, dated as of May 26, 2014, between the Registrant and certain securityholders party thereto (filed as Exhibit 4.6 to the Registrant’s Registration Statement on Form S-1 filed on August 20, 2014 and incorporated herein by reference).

4.10	Class A Warrant Agreement, dated as of August 5, 2014, between the Registrant, Computershare Inc. and Computershare Trust Company, N.A., as Warrant Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 8, 2014 and incorporated herein by reference).

4.11	Form of Class A Warrant Certificate (included in Exhibit 4.8).

4.12	Second Supplemental Indenture, dated as of August 5, 2014, relating to the 7.50% Senior Notes I due 2021, between the Registrant and Wilmington Trust Company, as trustee (filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated August 8, 2014 and incorporated herein by reference).

4.13	Third Supplemental Indenture, dated as of August 5, 2014, relating to the 7.50% Senior Notes II due 2021, between the Registrant and Wilmington Trust Company, as trustee (filed as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K dated August 8, 2014 and incorporated herein by reference).

4.14	First Supplemental Indenture, dated as of December 16, 2015, relating to the 8 1/8% Senior Notes due 2018, between the Registrant and The Bank of New York Mellon, as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 16, 2015 and incorporated herein by reference).

4.15	Fifth Supplemental Indenture, dated as of December 16, 2015, relating to the 7.50% Senior Notes I due 2021, between the Registrant and Wilmington Trust Company, as Trustee (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated December 16, 2015 and incorporated herein by reference).

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Exhibit Number	Description

4.16	Sixth Supplemental Indenture, dated as of December 16, 2015, relating to the 7.50% Senior Notes II due 2021, between the Registrant and Wilmington Trust Company, as Trustee (filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated December 16, 2015 and incorporated herein by reference).

5.1**	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2**	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

*	Filed herewith.
**	Previously filed.

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